Exhibit 10.35

AMENDMENT TO PROMISSORY NOTE

WHEREAS, SFE VCF, LLC, a California limited liability company (“Lender”), made a loan on September 18. 2017 in the principal sum of $1,500,000.00 to Envision Solar International, Inc., a Nevada corporation ('”Borrower”);

WHEREAS, said loan is evidenced by a Promissory Note executed by Borrower;

WHEREAS, the Maturity Date under the Promissory Note was September 16, 2018, and was extended to December 1, 2018; and

WHEREAS, the parties desire to further extend the Maturity Date.

NOW, THEREFORE, the parties hereby agree that the Maturity Date is extended to the earlier of (i) June 30, 2019, or (ii) the closing of an initial public offering by Borrower. In consideration of the foregoing extension, Borrower agrees to pay a fee equal to $30,000.00 on or before the Maturity Date, which shall not be credited towards interest or principal. In addition, Borrower shall pay all attorneys' fees incurred by Lender in connection with the extension of the loan.

In all other respects the Promissory Note between the parties remains in full force and effect, and all other terms of the loan shall be as set forth in said Promissory Note.

Executed as of December l, 2018.

SFE VCF, LLC	ENVISION SOLAR INTERNATIONAL, INC.
a California limited liability company	a Nevada corporation

By: /s/ William H. Scripps	By: /s/ Desmond Wheatley
William H. Scripps	Desmond Wheatley, CEO
Manager

By: /s/ Kathy A Scripps
Kathy A. Scripps
Manager